EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT--DELOITTE & TOUCHE

INDEPENDENT AUDITORS' CONSENT

Board of Directors
Global Med Technologies, Inc. and Subsidiary:

We consent to the incorporation by reference in Registration Statements (No. 333-28155, No. 333-39193, No. 333-45031 and No. 333-69851) on Form S-8 of Global Med Technologies, Inc. and Subsidiary, of our report dated April 12, 2001, appearing in the Annual Report on Form 10-KSB of Global Med Technologies, Inc. and Subsidiary for the year ended December 31, 2000.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Denver, Colorado
April 12, 2001